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CUSIP NO.   637844309                13G                    PAGE 7 OF  9 PAGES




                           EXHIBIT 1 TO SCHEDULE 13G
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                                DECEMBER 8, 1997
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             MORGAN  STANLEY, DEAN WITTER, DISCOVER & CO.  and  MILLER

         ANDERSON & SHERRERD, LLP. hereby  agree  that,  unless  differentiated,

           this  Schedule  13G  is  filed  on  behalf  of  each of the parties.

          MILLER ANDERSON & SHERRERD LLP

BY:       /s/ Donald P. Ryan
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          Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated